EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB2/A of PowerRaise Inc, of our report dated November 9, 2006 on our audit of the restated financial statements of PowerRaise Inc as of December 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the period then ended, and of our report dated November 9, 2006 on our review of the financials statements of PowerRaise Inc. as of June 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
--------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
January 11, 2007





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